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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statements Nos. 333-33779, 333-43333, 333-73223 on Form S-3 and Registration Statements Nos. 333-33999, 333-34001, 333-69323, 333-74397, 333-75037, 333-75713 on Form
S-8 of Tyco International Ltd. and Registration Statement No. 333-21425 on Form S-3 and Registration Statements Nos. 33-26970, 33-38249, 333-03975 on Form S-8 of ADT of our report dated September 30, 1998 (relating to the consolidated balance sheet of United States Surgical Corporation and its subsidiaries as of September 30, 1997, and the consolidated statements of operations, changes in stockholders' equity and cash flows for the nine month period ended September 30, 1997, the twelve month period ended December 31, 1996 and the related financial statement schedule for the nine month period ended September 30, 1997 and the twelve month period ended December 31, 1996, which are not included herein), appearing in this Current Report on Form 8-K of Tyco International Ltd.

                                          DELOITTE & TOUCHE LLP

May 28, 1999
Stamford, Connecticut